                                                                   Exhibit  10.2
                                                                   -------------

                 TERMINATION OF FULFILLMENT SERVICES AGREEMENT,
                 ----------------------------------------------
                   SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS
                   ------------------------------------------

     THIS TERMINATION OF FULFILLMENT SERVICES AGREEMENT, SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS (the "Agreement") is made and entered as of the below execution date (the "Effective Date").

     WHEREAS, OnLine Direct, Inc. (formerly known as Harrison Fulfillment Services, Inc.) of 2515 East Street, Chattanooga, Tennessee, 37422-3057 ("ODI") and Alloy Online, Inc. of 151 West 26th Street, 11th Floor, New York, New York, 10001 ("Alloy") entered into a Fulfillment Services Agreement dated July 23, 1997 as amended on September 1, 1997 and October 9, 1998 (collectively and with any and all other amendments and/or contractual relationships, oral or written, between the parties referred to hereinafter as the "Fulfillment Services Agreement"); and

     WHEREAS, ODI and Alloy desire to (1) amicably terminate the Fulfillment Services Agreement between the parties effective immediately but provide that ODI shall continue through May 15, 2000, pursuant to this Agreement, to service the Alloy account at the same service levels and in the same manner as though the Fulfillment Services Agreement had not been terminated (the "Transition Period"), and (2) provide for cash payments by Alloy to ODI to settle fully and finally any and all claims between the parties from the beginning of time to the date of this Agreement related to the Fulfillment Services Agreement without resort to arbitration and/or litigation and to provide for Transaction Fees and reasonably anticipated cost payments associated with ODI providing services to Alloy during the Transition Period as well as close down fees prescribed by the Fulfillment Services Agreement; and

     WHEREAS, Alloy has agreed to (1) make a cash payment to ODI upon execution of this Agreement in the amount of [*], and (2) make a further cash payment to ODI in the amount of [*] in payment of ODI Transaction Fee Invoice Numbers 7800, 7801 and 7818 to extinguish all

Transaction Fees through March 31, 2000 (i.e. Invoice #7800 dated April 1, 2000 in the amount of [*]; Invoice #7801 dated April 1, 2000 in the amount of [*], minus Credit Balance Invoice #7818 in Alloy's favor dated April 8, 2000 in the amount of [*]), which sums collectively represent any and all actual, potential or alleged claims, of any kind or nature under the Fulfillment Services Agreement to resolve fully and finally any claims ODI had, has or might have against Alloy related to the Fulfillment Services Agreement or the relationship between the parties from beginning of time to the date of this Agreement, including costs and fees related to the Transition Period (the "Claims"); provided, however, that the term "Claims" shall not include any future claims for (i) unpaid Transaction Fees incurred by Alloy from April 1, 2000 through the end of the Transition Period; and (ii) close down fees and expenses, not to exceed the amount set forth in the attached Estimated Close Down Costs memorandum attached hereto all of which shall continue to be payable to ODI as if the Fulfillment Services Agreement were not terminated (collectively, the "Excluded Claims").

  NOW, THEREFORE, for good and valuable consideration (including, but not limited to, the covenants and agreements hereinafter set forth), the receipt and sufficiency of which hereby is acknowledged, the undersigned agrees as follows:

  1. The parties hereby agree that the term "OnLine Direct, Inc." or "ODI" shall include OnLine Direct, Inc. and any of its subsidiaries, subdivisions, affiliates, successors, assigns, officers, directors, employees, agents and representatives. The parties also agree that the term "Alloy Online, Inc." or "Alloy" shall include Alloy Online, Inc. and any of its subsidiaries, subdivisions, affiliates, successors, assigns, officers, directors, employees, agents and representatives.

  2. ODI shall continue to provide services to Alloy through May 15, 2000 at the same Service Levels and with the same dedication as if the Fulfillment Services Agreement had not been terminated and Alloy shall pay all Transaction Fees incurred and reimburse all expenses prescribed by the Fulfillment Services Agreement for services by ODI from April 1, 2000 through May 15, 2000. ODI further represents and warrants that it will provide commercially reasonable service to Alloy to ensure, during the Transition Period and immediately thereafter, that there is an adequate and orderly servicing of Alloy's accounts and transition of those accounts and Alloy's merchandise from ODI to whatever subsequent fulfillment service provider Alloy identifies to ODI, which will be handling the Alloy account on or about May 15, 2000.

  3. ODI agrees that wherever the term "Claims" is used in this Agreement it shall refer collectively to the Claims defined above and any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including without limitation, known or unknown claims for compensatory damages, punitive damages, attorneys' fees, tort and contract damage claims, emotional distress damage claims and expenses, costs and interest, and/or claims under or related to the Uniform Commercial Code, and/or any and all federal and/or State law claims.

  4. Alloy hereby agrees that upon its receipt of an executed copy of this Agreement, Alloy will cause two checks to be issued to ODI. The first check will be issued to ODI in the amount of [*]. The second check will also be issued to ODI upon execution of this Agreement in the amount of [*]. In addition, Alloy shall pay Transaction Fees and the Close Down Fee, and reimburse expenses in such amounts and at such times as are prescribed by the Fulfillment Services Agreement, provided, however, that the final Close Down Fee shall not exceed the [*] amount identified on the attached Estimated Close Down Costs memorandum. All future Transaction Fees after April 1, 2000 through the Transition Period (as well as any Services to be provided from the date hereof through May 15, 2000) shall be billed pursuant to the terms of the Fulfillment Services Agreement.

  5. ODI acknowledges and represents that, except for the Excluded Claims, it is owed no amounts not expressly set forth in this Agreement from Alloy and further specifically waives any demand, default and/or notice obligations by Alloy or arbitration rights ODI has or might have under the Fulfillment Services Agreement.

  6. The parties acknowledge and expressly agree that nothing in this Agreement shall in any way be construed or considered to be an admission that either party is or would have been the prevailing party in whole or in part in any proceeding relating to the Fulfillment Service Agreement and/or the Claims.

  7. ODI and Alloy agree, promise and covenant that, except as otherwise specifically provided in this Agreement, neither of them, nor any other person, organization, group, attorney(s), class or entity on their behalf, will file, charge, claim, sue or cause or permit to be filed, charged, claimed or sued, any action (including but not limited to arbitration), for damages or other relief (including injunctive, declaratory or other equitable relief) against one another or the additional Releasees involving any matter occurring in the past up to the date of this Agreement, including any and all claims for relief and/or damages which are or could have been the subject of arbitration or litigation pursuant to the Fulfillment Services Agreement and/or the Claims.

  8. In consideration of the covenants and promises and other good and valuable consideration contained herein the receipt and sufficiency of which hereby is acknowledged, ODI and its respective agents, designees, successors and assigns, officers, principals, attorneys, and employees (collectively the "ODI-Releasors"), and all persons acting by, through, under or in concert with them, hereby irrevocably and unconditionally release, remise, and forever discharge Alloy and all of Alloy's shareholders, parents, subsidiaries, divisions, affiliates, officers, directors, employees, financing entities, attorneys, agents, representatives, successors, predecessors and assigns (collectively in this paragraph "Releasees") of and from any of the Claims, and, except with respect to Excluded Claims, from any and all actions, causes of actions, suits, debts, charges, complaints, claims, assessments, liabilities, obligations, promises, agreements, loans, representations, warranties, controversies, damages, and expenses (including attorney fees and costs actually incurred), of any nature whatsoever, in law or equity, which ODI-Releasors had, now have, or hereafter may have against Alloy and/or any other of the Releasees from the beginning of time to the Date of this Agreement.

     9. In consideration of the covenants and promises and other good and valuable consideration contained herein from ODI, Alloy and its respective agents, designees, successors and assigns, officers, principals, attorneys, and employees (collectively the "Alloy-Releasors") and all persons acting by, through, under or in concert with them, hereby irrevocably and unconditionally release, remise and forever discharge ODI and all of ODI's shareholders, parents, subsidiaries, divisions, affiliates, officers, directors, employees, financing entities, attorneys, agents, representatives, successors, predecessors and assigns (collectively in this paragraph "Releasees") of and from any of the Claims, and, except with respect to Excluded Claims, from any and all actions, causes of actions, suits, debts, charges, complaints, claims, assessments, liabilities, obligations, promises, agreements, loans, representations, warranties, controversies, damages, and expenses (including attorney fees and costs actually incurred), of any nature whatsoever, in law or equity, which Alloy-Releasors had, now have, or hereafter may have against ODI and/or any other of the Releasees from the beginning of time to the Date of this Agreement.

  10. The parties expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all of the Claims which have arisen and of which they know or do not know, should have known, had reason to know or suspect to exist in their favor as of the

Effective Date of this Agreement, and that this Agreement contemplates the extinguishment of the Claims.

  11. This Agreement supersedes any and all prior oral and/or written agreements between the parties. This Agreement shall be governed by and construed in accordance with the internal law of the State of Tennessee, without giving effect to conflict of law principles thereof. The parties also agree that any action relating to the terms and provisions of this Agreement shall be commenced in Tennessee in any court of competent jurisdiction. The terms of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining terms and conditions shall be enforced in full.

  12. The parties hereby acknowledge that they have read this Agreement carefully, that they have been afforded sufficient time to understand the terms and effects of this Agreement, that they have engaged counsel to advise them on all of the terms and effects of this Agreement prior to executing this Agreement, that they voluntarily are entering into and executing this Agreement, and that neither the parties, nor their agents or representatives, have made any representations inconsistent with the terms and effects of this Agreement.

  13. All parties to this Agreement hereby agree that the signature pages attached hereto will be executed in counterpart as an instrument under seal and each of the following warrants and represents that he is duly authorized to execute this Agreement binding the parties to the obligations it contains.

AGREED TO BY:


ONLINE DIRECT, INC.


/s/ Joseph Dresnok
------------------
Joseph Dresnok, President

ALLOY ONLINE, INC.


/s/ Matt Diamond
---------------------------
Matt Diamond, Chief Executive Officer


Dated: April 14, 2000

                           Estimated Close Down Costs
                                   For Alloy
                        Closedown Scheduled for 5/15/00

1. INFORMATION SERVICES
   --------------------
A. Programming required for file transfer to new fulfillment vendor:
   Labor                                      [*] hrs. @ $[*] per hour        =     $[*]
   Files required:
   All order/shipment/payment/credit activity since COPS conversion
   Item Master
   Offering Master
   *Assumes no legacy information will be required for pull
B. Programming required to put in system blocks for order entry and
   Pick document allocation
   Labor                                     [*] hrs @ $[*] per hour          =     $[*]
C. Final Set of Reports
   Unless otherwise requested, will be May month end                          =     $[*]
D. Final Set of Tapes for List House(s) (? sets)
   Labor                                     [*] hrs. @ $[*] per hour         =     $[*]
   Actual Tapes                              [*] Tapes @ $[*] each            =     $[*]
E. Management hours (required for disabling system id's, web access,
   COPS access, etc.)
   Labor                                     [*] hrs. @ $[*] per hour         =     $[*]
                                                                              ----  ----
                                                                Total IS      =     $[*]

*New fulfillment vendor must accept the HFS file layouts with no modifications required for the above labor quotes to be accurate. Any changes will require a re-estimation.


2.  WAREHOUSE
    ---------

A. Transfer of merchandise-pulling items from active, reserve, and damages and preparing for shipment. This includes discarding or shipment of damages if instructed by Alloy as well as pulling out all filed orders, returns, correspondence, etc. to be forwarded to the new center.

Labor                           [*] hrs @ $[*]/hr                           =    $[*]
Overtime                        [*] hrs @ $[*]/hr                           =    $[*]
Supervisory                     [*] hrs @ $[*]/hr                           =    $[*]
Management                      [*] hrs @ $[*]/hr                           =    $[*]
Admin                           [*] hrs @ $[*]/hr                           =    $[*]
                                                                           ----  ----
                                                                            =    $[*]

B.  Shipping Materials
  Boxes                         [*] @ $[*]/ea                              =     $[*]
  Pallets                       [*] @ $[*]/ea                              =     $[*]
  Materials (tape, labels, void fill, shrink wrap)                         =     $[*]
                                                                           ----  ----
                                                                           =    $[*]

                                          TOTAL WAREHOUSE                  =    $[*]

Estimate is based on counting active inventory only.  Reserve counts will be
taken from reserve carton labels.   All freight costs will be the responsibility
of Alloy and will be direct billed to Alloy.

3.
--

MISCELLANEOUS
-------------
A. HFS will assume that certain items will slip through the mail forwarding order and that returns will continue to come here for a period of time:
Returns                     per pallet @ $[*] each
Correspondence/orders       per pack   @ $[*] each
Returns will be sent freight collect or direct bill to Alloy. Packages will be sent COD.

________________________________________________________________________________
A.  TOTAL CLOSEDOWN FEES            =    $[*]